Exhibit 23.4

CONSENT OF ESCALANTE GEOLOGICAL SERVICES, LLC

To:	U.S. Securities and Exchange Commission (“SEC”)

Board of Directors of 5E Advanced Materials, Inc.

Re:	Current Report on Form 8-K of 5E Advanced Materials, Inc. (the “Company”) dated August 7, 2025 (the “Form 8-K”)

Escalante Geological Services, LLC (“Escalante”), in connection with the Form 8-K consents to:

(i)

The filing and/or incorporation by reference by the Company and use of the Technical Report Summary titled “Preliminary Feasibility Study on 5E Advanced Materials Fort Cady Project” with a, report date of August 7, 2025, and report effective date of August 4, 2025 (the “Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, filed (or incorporated by reference) as Exhibit 96.1 to the Company’s Current Report on Form 8-K, dated August 7, 2025;

(ii)

The incorporation by reference of the Technical Report Summary in the Company’s Registration Statements on Form S-3 (File Nos. 333-287557, 333-285880, 333-282325, 333-276753 and 333-276162) and Form S-8 (File Nos. 333-285886 and 333-264136), and any amendments or supplements thereto (collectively, the “Registration Statements”);

(iii)

The use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 8-K and the Registration Statements, and any such Technical Report Summary; and

(iv)

The use of any quotation from, or summarization of, the particular section or sections of the Technical Report Summary in the Form 8-K and the Registration Statements, to the extent it was prepared by us, that we supervised its preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference to the Form 8-K and the Registration Statements.

Escalante is responsible for, and this consent pertains to Sections 2, 3, 4, 5, 6, 7 (except 7.3), 8, 9, 11, 15, 17, 20, 21 and 22 of the Technical Report Summary.

Neither the whole nor any part of the Technical Report Summary nor any reference thereto may be included in any other filings with the SEC without the prior written consent of Escalante as to the form and context in which it appears.

Dated: August 7, 2025

By:	/s/ Steven Kerr
Name:	Steven Kerr, P.G., C.P.G.
Title:	Principal, Escalante Geological Services, LLC